Ex. 10.08

                                   PROMISSORY NOTE

                                   October 2, 1997


     On demand after date, for value received, I promise to pay to the order of OWEN & ASSOCIATES, INC. PROFIT SHARING PLAN Twelve Thousand Five Hundred and no/100 Dollars ($12,500.00) at 11011 King Street, Suite 260, Overland Park, Kansas 66210, with interest at ten percent (10%) per annum from date until paid. Interest payable annually.

     Due on demand.

                              SONGS FOR THE PLANET, INC.


                               /s/ Elizabeth A. Peters
                              -----------------------------------
                              By: Elizabeth A. Peters, President